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                                                                     EXHIBIT 23a



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-49851 and Form No. 333-78927) of Verizon New Jersey Inc. of our report dated February 1, 2001, with respect to the financial statements and the financial statement schedule of Verizon New Jersey Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP

New York, New York
March 27, 2001